EXHIBIT 99.2


                                           May 5, 1997


Bre-X Minerals Ltd.                VIA FAX NO. (403) 543-7060
119 14th Street N.W.
Calgary, Alberta
Canada  T2N 1Z6

     Attn:     David G. Walsh
               Chairman, President and CEO

PT Askatindo Karya Mineral         VIA FAX NO. (62) (21) 829-4013
Complex Gudang Peluru Block D/118
Tebet, Jakarta Selatan
Indonesia

     Attn:     President Director

PT Amsya Lyna                      VIA FAX NO. (62) (21) 829-4013
Complex Gudang Peluru Block D/118
Tebet, Jakarta Selatan
Indonesia

     Attn:     President Director

Gentlemen:

     Reference is made to the agreement entered into effective as of February 26, 1997 among Freeport-McMoRan Copper & Gold Inc. ("FCX") and each of you regarding the proposed development of mineral resources in East Kalimantan, Indonesia, and to Amendment Number One thereto entered into effective as of April 30, 1997 (such agreement as so amended, the "Agreement").

     FCX has performed the activities contemplated by Section 3 of the Agreement, but has been unable to confirm the existence of one or more commercially viable gold or other mineral resources in the areas covered by the Agreement. Accordingly, FCX hereby terminates its participation in the activities contemplated by the Agreement.

                                   Very truly yours,

                                   /s/Richard C. Adkerson
                                   ----------------------
                                   Richard C. Adkerson
                                   President and
                                   Chief Operating Officer

cc:  Rolando C. Francisco - VIA FAX NO. (403) 543-7060
     Executive Vice President and
     Chief Financial Officer
     Bre-X Minerals Ltd.